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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                MediaBin, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                MEDIABIN, INC.
                          7 Piedmont Center Suite 600
                              3525 Piedmont Road
                          Atlanta, Georgia 30305-1530
                   ________________________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 9, 2001
                   ________________________________________

TO THE SHAREHOLDERS OF MEDIABIN, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of MediaBin, Inc., formerly known as Iterated Systems, Inc., (the "Company") will be held on May 9, 2001, at 3:00 p.m. local time, in the fourth floor conference room at Ruselokkvn 26, Oslo, Norway, to consider and act upon the following matters:

     1. To elect five directors to hold office until the 2002 Annual Meeting of Shareholders;

     2.   To approve adoption of the Company's 2001 Stock Option Plan;

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2001; and

     4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Shareholders of record at the close of business on March 31, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the meeting.


                                           By Order of the Board of Directors,

                                           /s/ Haines H. Hargrett
                                           Haines H. Hargrett
                                           Secretary

April 18, 2001
Atlanta, Georgia

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD OWNER A PROXY IN YOUR NAME.

                                MEDIABIN, INC.
                          7 Piedmont Center Suite 600
                              3525 Piedmont Road
                          Atlanta, Georgia 30305-1530
                   ________________________________________

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 9, 2001
                    _______________________________________

General

     This Proxy Statement and the enclosed Proxy card are furnished on behalf of the Board of Directors of MediaBin, Inc., a Georgia corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, May 9, 2001, at 3:00 p.m. local time in Oslo, Norway (the "Annual Meeting") or at any adjournment or postponement of that meeting, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held in the fourth floor conference room at Ruselokkvn 26, Oslo, Norway. The Company intends to mail this Proxy Statement and the accompanying Proxy card on or about April 18, 2001, to all shareholders entitled to vote at the Annual Meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

     As used in this Proxy Statement, the term the "Company" refers to MediaBin, Inc. and its subsidiaries, unless the context otherwise requires.

Shareholders Entitled to Vote

     The Board of Directors has fixed March 31, 2001, as the record date for determining shareholders who are entitled to vote at the Annual Meeting. At the close of business on March 31, 2001, there were outstanding and entitled to vote 17,529,607 shares of common stock of the Company, $.01 par value per share ("Common Stock"). Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     The holders of at least 8,764,804 of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting or in person, or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed proxy card will be counted for the purposes of determining the presence of a quorum at the Annual Meeting, whether or not the shareholder abstains on all matters or any matter to be acted on at the Annual Meeting. Abstentions and broker non-votes will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Solicitation

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement and the accompanying proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Counting of Votes

     The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of directors and for the approval of each of the other matters which are to be submitted to the shareholders at the Annual Meeting. ("Plurality" means that more votes must be cast in favor of the matter than those cast against it.) Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the vote. Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. Each proxy card will be voted in accordance with the shareholder's directions. Abstentions with respect to any matter to be voted upon at the Annual Meeting will have the same effect as a vote against these proposals. When the enclosed proxy card is properly signed and returned, the shares that it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed proxy card will be voted in favor of the nominees for election to the Board of Directors, and in favor of the approval of the remaining proposals. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative notes, abstentions, and broker non-votes.


                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of five directors. The Board of Directors has recommended to the shareholders five nominees for election to the Board of Directors. In accordance with Article III, Section 3 of the Company's Restated Bylaws, at each annual meeting of shareholders, all of the directors will be elected for a one-year term. There are no family relationships between any of the directors or executive officers of the Company.

     Each of the nominees for election as a director is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the Annual Meeting to be held in 2002 and until his successor is duly elected and qualified, or until such director's earlier death, resignation, or removal.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Nominees to Serve as Directors Until the 2002 Annual Meeting
  Asmund R. Slogedal

      Mr. Slogedal, age 63, has served as Chairman of the Board of Directors of the Company since August 1991. Mr. Slogedal also has served as the Company's Chief Financial Officer from May 1991 until September 1994. Since January 2000 Mr. Slogedal has been Managing Director of Venturos Management KS. From April 1999 through December 1999 he served as Managing Director of Mosvold Farsund AS. From April 1989 until December 1999 he was a partner in the Norway-based venture capital firm Teknoinvest Management AS. Prior to then, he held various senior management positions with Norsk Data AS, including Senior Vice President Operations and Vice President International Operations. Presently, Mr. Slogedal serves on the board of several Norwegian and U.S.-based technology companies. Mr. Slogedal holds a B.S. degree in Engineering from Purdue University.

  John C. Bacon

     Mr. Bacon, age 55, has served as President and Chief Executive Officer of the Company since February 1998. He joined the Company in March 1997 as Senior Vice President/General Manager, and in August 1997 was named Executive Vice President and Chief Operating Officer. From 1989 until 1997, Mr. Bacon served in various positions, including President, Chief Operating Officer, and Director with XcelleNet, Inc., a publicly traded remote access software company. Mr. Bacon obtained a BSIE degree from the Georgia Institute of Technology and has performed graduate and advanced management development work at Georgia State University, Harvard Business School, and the Wharton School of Business.

  John R. Festa

      Mr. Festa, age 49, currently serves as Vice-Chairman of the Board of Directors and has served as a director of the Company since May 1994 and served as the Company's Chief Executive Officer from May 1994 until February 1998. From 1984 until May 1994, Mr. Festa served as President, Chief Executive Officer, and Chairman of BUYPASS Corporation, a financial transaction processing services company. Prior to joining BUYPASS Corporation, Mr. Festa held several positions with American Express Company, including Vice President - Point of Sale Services, Director - International Market/Product Development, and Director - Office of Strategic Development. Presently, Mr. Festa serves as Managing Director, EGL Holdings, Inc. Mr. Festa attended Valparaiso University.

  Terje Mikalsen

     Mr. Mikalsen, age 60, became a director of the Company in April 1996. Mr. Mikalsen has served as Chairman of Venturos Holding AS since January 2000. He was Chairman of Mosvold Farsund AS from September 1983 through December 1999. Mr. Mikalsen formerly held the position of Chairman of the following publicly traded companies: Norsk Data AS until 1993, Hafslund Nycomed ASA until 1996, and Maritime Hydraulics AS until 1987, and he currently holds several other directorships. Mr. Mikalsen is also a member of the Norwegian Government's Advisory Board on industrial policies and the Norwegian Technical Scientific Academy and Norsk Investorforum, an association of Norwegian private investors. Mr. Mikalsen holds a Master of Science degree from Norges Tekniske Hoyskole.

  Alan D. Sloan

     Dr. Sloan, age 55, co-founded the Company in 1987 and has served as a director since then. Dr. Sloan has served as the Company's Executive Vice President, Strategic Business Development since May 1994. From 1987 through May 1994, Dr. Sloan served as the Company's President. From 1973 until 1987, Dr. Sloan was a mathematics professor at the Georgia Institute of Technology. Dr. Sloan obtained a B.A. in Mathematics from the Massachusetts Institute of Technology and a PhD in Mathematics from Cornell University.


Board of Directors Meetings and Committees

     During the year ended December 31, 2000, the Board of Directors of the Company held ten meetings, including written actions in lieu of meetings. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served, in each case during the periods that he served.

     The Company's Board of Directors has established a Compensation Committee and an Audit Committee. Messrs. Slogedal and Festa currently comprise the members of the Compensation Committee and Messrs. Festa, Sloan, and Mikalsen currently comprise the Audit Committee. The Compensation Committee is responsible for reviewing and recommending salaries, bonuses, and other compensation for the Company's executive officers. The Compensation Committee also is responsible for administering the Company's stock option plans and for establishing the terms and conditions of all stock options granted under these plans. The Compensation Committee held one meeting during the year ended December 31, 2000. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring the Company's financial policies and control procedures, and reviewing and monitoring the provisions of non-audit services by the Company's auditors. The Audit Committee held one meeting during the year ended December 31, 2000.

     The Company does not have a standing nominating committee.

Directors' Compensation

     The Company's directors who are not also employees of the Company ("Non-employee Directors") currently receive no cash compensation from the Company, but are reimbursed for their out-of-pocket expenses for attending each meeting of the Board of Directors. Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors. Non-employee Directors are eligible to receive options under the Company's Amended and Restated 1994 Directors Stock Option Plan, and will be eligible to receive options under the Company's 2001 Stock Option Plan if the plan is approved by the shareholders at this meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE FIVE NOMINEES TO THE BOARD OF DIRECTORS.


                                  PROPOSAL 2
                  ADOPTION OF MEDIABIN 2001 STOCK OPTION PLAN

     The Board of Directors of the Company has adopted, subject to the approval of the Shareholders, the MediaBin 2001 Stock Option Plan (the "2001 Option Plan").

2001 Option Plan

     The 2001 Option Plan was adopted by the Board of Directors on March 28, 2001. Up to 774,492 shares of common stock (subject to adjustment in the event of stock splits and other similar events) are reserved for issuance under the 2001 Option Plan. In addition, all shares that were reserved for issuance under the Iterated Systems, Inc. 1994 Amended and Restated Stock Option Plan (the "1994 Plan") and (1) which have not been issued, or (2) which are not subject to outstanding options, or (3) which are presently subject to outstanding options but which subsequently, through cancellation or expiration of such options or otherwise, again become available for issuance under the 1994 Plan, may also be issued under the 2001 Option Plan. No recipient may be granted options covering more than 1,000,000 shares in any calendar year. As of April 1, 2001, there are no options outstanding under the 2001 Option Plan.

     The 2001 Option Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options. Officers, employees, directors, advisors, and consultants of MediaBin and any subsidiary of MediaBin are eligible to be granted options under the 2001 Option Plan. Under present law, incentive stock options may be granted only to employees. The granting of options under the 2001 Option Plan is discretionary. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified exercise price and subject to such other terms and conditions as are provided in connection with the option grant. Options may be granted at an exercise price that may be less than, equal to, or greater than the fair market value of the Common Stock on the date of grant. Under present law, incentive stock options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 2001 Option Plan permits the payment of the exercise price of options to be in the form of cash, or unless the individual option agreement provides otherwise, by surrender to us of mature shares of Common Stock or by a cashless exercise through a brokerage transaction.

     The 2001 Option Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2001 Option Plan generally and to interpret the provisions thereof. The Board has general authority and discretion to determine when and to whom options shall be granted and, subject to the provisions of the 2001 Option Plan, the terms of those options.

     No options may be granted under the 2001 Option Plan after March 2011, but options previously granted may extend beyond that time. The Board of Directors may at any time terminate the 2001 Option Plan. Any such termination will not adversely affect outstanding options.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE 2001 STOCK OPTION PLAN.


                                  PROPOSAL 3
                             INDEPENDENT AUDITORS

     Subject to the ratification by the Shareholders, the Board of Directors has selected, for the year ending December 31, 2001, the firm of Ernst & Young LLP as independent auditors for the Company. If the Shareholders do not ratify the selection of Ernst & Young LLP, the Board of Directors will reconsider the matter.

     Fees paid to Ernst & Young LLP for the last fiscal year were annual audit and audit related services, $60,000; financial information systems design and implementation fees, none; and all other fees $41,000. The Audit

Committee of the Board of Directors considers the provision of these services to be compatible with maintaining the independence of Ernst & Young LLP.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 28, 2001, the beneficial ownership of the Company's outstanding Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company during 2000, (iii) each director of the Company, and (iv) all executive officers and directors as a group:

                                                                              Common Stock Beneficially Owned/(2)/
                                                          ------------------------------------------------------------------------
Name and Address of                                          Number of Shares of Common
Beneficial Owners/(1)/                                                 Stock                           Percentage of Class
-----------------------------------------------------     ------------------------------     -------------------------------------

Asmund R. Slogedal/(3)/                                                  148,000                                *
John C. Bacon/(4)/                                                       867,000                               4.7%
John R. Festa/(5)/                                                       830,000                               4.5%
Terje Mikalsen/(6)/                                                            0                                *
Alan D. Sloan/(7)/                                                     1,324,000                               7.5%
David G. Gibson/(8)/                                                      85,000                                *
Haines H. Hargrett/(9)/                                                   93,000                                *
Burton M. Smith/(8)/                                                      90,000                                *
Venturos Invest AS/(6)(10)/                                            3,650,000                              20.8%
Cera, Ltd.                                                             2,140,000                              12.2%
Tharald Brovig                                                         1,358,000                               7.7%

All executive officers and directors
  as a group (10 persons)............................                  7,211,000                              36.5%

_____________________
*Less than 1% of the outstanding Common Stock
  (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 17,530,000 shares of Common Stock outstanding as of February 28, 2001. The business address of each beneficial owner other than Venturos Invest AS, Cera, Ltd., and Mr. Brovig, is c/o MediaBin, Inc., 7 Piedmont Center Suite 600, 3525 Piedmont Road, Atlanta, Georgia 30305-1530. The business address of Venturos Invest AS is PO Box 113, 4551 Farsund, Norway. The business address of Cera, Ltd. is c/o Glastad Capital AS, P.O. Box 772 Sentrum, 0106 Oslo, Norway. The business address of Mr. Brovig is Radhusgt. 5b, 0151 Oslo, Norway.
  (2) Includes shares of Common Stock subject to options that may be exercised within 60 days of February 28, 2001. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
  (3)  Includes options to purchase 40,000 shares of Common Stock.
  (4)  Includes options to purchase 867,000 shares of Common Stock.
  (5)  Includes options to purchase 830,000 shares of Common Stock.
  (6) Includes 3,300,000 shares held by Venturos Holding AS and 350,000 shares held by Teto Invest V AS.
  (7)  Includes options to purchase 150,000 shares of Common Stock.
  (8)  Includes options to purchase 85,000 shares of Common Stock.
  (9)  Includes options to purchase 68,000 shares of Common Stock.
  (10) Does not include shares that might be issued upon the conversion of convertible debt.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of the Common Stock to file reports of beneficial ownership and changes in beneficial ownership of Common Stock and any other equity securities of the Company with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by the Securities and Exchange Commission to furnish the Company with copies of all such forms they file.

     Based solely on a review of the copies of the forms that it has received, the Company believes that its officers, directors, and greater than 10% beneficial owners complied with all of the Section 16(a) filing requirements in 2000.

                              EXECUTIVE OFFICERS

     In addition to the individuals who serve on the Company's Board of Directors who are also executive officers of the Company, the following individuals presently serve as executive officers of the Company:

  David G. Gibson

     Mr. Gibson, age 42, has served as the Company's Vice President of Sales since February 1998. He served as Director of OEM Sales of the Company from August 1997 to February 1998. From July 1995 to August 1997, Mr. Gibson served as Regional Sales Manager for the Company. From June 1986 to July 1995, Mr. Gibson held various sales management, marketing and business management positions with Integraph Corporation. Mr. Gibson has a B.S. degree in Engineering from Tennessee Technological University.

  Haines H. Hargrett

     Mr. Hargrett, age 58, has served as the Company's Chief Financial Officer, Secretary and Treasurer since September 1997. From 1994 to 1997 he was Chief Financial Officer/Treasurer of Medifax, Inc., a high technology medical transcription company. From 1992 to 1994 he was Chief Financial Officer for Park `N Fly, Inc., a company involved in developing and managing parking facilities near major-city airports. Mr. Hargrett holds a B.A. in Economics from Duke University and an M.B.A. in Finance from Indiana University.

  Christopher D. Lynn

     Mr. Lynn, age 50, has served as the Company's Vice President of Business Development since October 1999. From April 1999 to October 1999 he served as the Company's Vice President of Printing and Publishing. From 1997 to 1999 he was a partner and co-owner of Scott Hillam Associates, a consulting business engaged in international marketing of technology products. From 1994 to 1997 Mr. Lynn served as President of Cosa Technology, Inc., a subsidiary of Hagemayer Cosa Liebemann, Ltd., for which he was Vice President from 1991 through 1994. Prior to that Mr. Lynn held various management positions with Crosfield Electronics Ltd. of the United Kingdom. Mr. Lynn is a Chartered Engineer and holds a degree in Electronics from Southampton University in England.

  Ernest W. Quarles

     Mr. Quarles, age 39, has served as the Company's Vice President of Development since July 1999. From 1991 through July 1999, he served as the Company's Product Development Manager, Project Manager, Software Engineer and Project Engineer. From 1989 to 1991 Mr. Quarles worked as a software design engineer at Cross Systems, Inc., and from 1986 to 1989 he was a design engineer at Rockwell International, Missile Systems Division. Mr. Quarles completed a dual-degree program at Morehouse College and the Georgia Institute of Technology where he received degrees in Physics and Electrical Engineering.

  Burton M. Smith

     Mr. Smith, age 45, has served as the Company's Vice President of Marketing since February 1998. He served as Director of Marketing of the Company from June 1997 through February 1998. From July 1995 to June 1997, Mr. Smith served as Regional Sales Manager for the Company. From February 1984 to July 1995, Mr. Smith held various sales management and marketing positions with Integraph Corporation. Mr. Smith has a Bachelor of Electrical Engineering degree from the Georgia Institute of Technology.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain summary information with respect to the compensation earned for services rendered by the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for the fiscal years ended December 31, 2000, 1999, and 1998.

                          Summary Compensation Table

                                                                                     Long-Term
                                                                                    Compensation
                                               Annual Compensation                     Awards
                                      ---------------------------------        --------------------
                                                                                     Number of
                                                                                    Securities                All Other
Name and Principal Position      Year     Salary          Bonus/(1)/             Underlying Options         Compensation/(2)/
----------------------------    ----- --------------  -----------------        --------------------     -----------------------
John C. Bacon                   2000    $285,000           $     0                           0                 $      0
 President, Chief Executive     1999     285,000                 0                           0                        0
 Officer and Director           1998     280,000                 0                   1,300,000                        0

Alan D. Sloan                   2000     150,000                 0                           0                        0
 Executive Vice President       1999     150,000                 0                           0                        0
 and Director                   1998     153,000                 0                           0                        0

Burton M. Smith                 2000     132,000            37,000                      45,000                        0
 Vice President Marketing       1999     125,000            45,000                      25,000                        0
                                1998     125,000            54,000                      80,000                        0

David G. Gibson                 2000     105,000            45,000                      45,000                        0
 Vice President Sales           1999     105,000            58,000                      25,000                        0
                                1998     105,000            58,000                      80,000                        0

Haines H. Hargrett              2000     134,000            11,000                      35,000                        0
    Chief Financial Officer,    1999     134,000                 0                      25,000                        0
    Secretary & Treasurer       1998     127,000                 0                      60,000                        0

_______________________
(1)  Bonuses are for services rendered in the fiscal year indicated.
(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

Option Grants in Last Fiscal Year

     The following table sets forth information concerning options granted to the Named Executive Officers during the year ended December 31, 2000:

                                                                  Individual Grants
                     ---------------------------------------------------------------------------------------------------------

                           Number of            Percent of                                           Potential Realizable
                          Securities          Total Options                                         Value at Assumed Annual
                          Underlying            Granted to        Exercise or                      Rates of Appreciation for
                            Options             Employees         Base Price      Expiration            Option Term/(3)/
Name                      Granted/(1)/           In 2000         Per Share/(2)/      Date                   5%             10%
------------------------------------------------------------------------------------------------------------------------------
John C. Bacon                     0                  0%               $0.00                                   0              0
Alan D Sloan                      0                  0%                0.00                                   0              0
Burton M. Smith              45,000                  5%                1.63          2/4/10              46,000        117,000
David G. Gibson              45,000                  5%                1.63          2/4/10              46,000        117,000
Haines H. Hargrett           35,000                  4%                1.63          2/4/10              36,000         91,000

_______________________
(1) Grants become exercisable in equal installments on the first three anniversaries of the date of grant. Vesting may be accelerated upon the occurrence of certain events.
(2) Options were granted with an exercise price equal to or above the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.
(3) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full terms of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

Option Exercises in Last Fiscal Year and Year-End Option Values

     The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held, on December 31, 2000, by the Named Executive Officers:


                                                       Number of Securities  Underlying           Value of Unexercised
                                                            Unexercised Options at               In-the-Money Options at
                          Shares                              December 31, 2000                     December 31, 2000/(2)/
                         Acquired         Value       ------------------------------------  ----------------------------------
        Name            on Exercise    Realized/(1)/    Exercisable       Unexercisable       Exercisable      Unexercisable
---------------------  -------------  --------------  ----------------  ------------------  ---------------  -----------------
John C. Bacon              0               $0             867,000           433,000               $0                $0
Alan D. Sloan              0                0             150,000                 0                0                 0
Burton M. Smith            0                0              85,000            95,000                0                 0
David G. Gibson            0                0              85,000           105,000                0                 0
Haines H. Hargrett         0                0              68,000            92,000                0                 0

___________________________
(1) Amounts disclosed in the column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value on the date of exercise of the options and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Common Stock at the time of such sale.
(2) The closing price for the Company's Common Stock as reported by the Oslo Stock Exchange on December 31, 2000 was $1.32. The value is calculated by the excess of the year-end value of $1.32 over the option exercise price, multiplied by the number of shares of Common Stock underlying the option.


Employee Benefit and Stock Option Plans

     Description of 1994 Employee Plan. In 1992, the Company approved a stock option plan which became effective December 2, 1992, and reserved shares for future issuance. The plan was replaced by the 1994 Amended and Restated Stock Option Plan (the "1994 Employee Plan"). The purpose of the 1994 Employee Plan is to provide incentives for employees and key persons to promote the success of the Company and to enhance the Company's ability to attract and retain the services of such persons. Options granted under the 1994 Employee Plan may be either (i) options intended to qualify as "incentive stock options" under
Section 422 of the Code, or (ii) non-qualified stock options. Stock options may be granted under the 1994 Employee Plan for all employees and key persons of the Company or of any subsidiary or parent of the Company. The 1994 Employee Plan is administered by the Board of Directors or by a Compensation Committee, in whole or in part, as delegated by the Board. The Board of Directors has the authority to determine exercise prices applicable to the options, the eligible employees or key persons to whom options may be granted, the number of shares of Common Stock subject to each option, and the extent to which options may be exercisable. Options granted under the 1994 Employee Plan generally vest over three or four years. No option is transferable by the optionee other than by will or the laws of descent and distribution or as a bona fide gift and each option is exercisable during the lifetime of the optionee only by such optionee or donee.

     Any incentive stock option that is granted under the 1994 Employee Plan may not be granted at a price less than the fair market value of the Company's Common Stock on the date of grant (or less than 110% of fair market value in the case of holders of 10% or more of the total combined voting power of all classes of stock of the Company or a subsidiary or parent of the Company). Non-qualified stock options may be granted at the exercise price established by the Board of Directors, which may be less than the fair market value of the Company stock on the date of grant.

     Each option granted under the 1994 Employee Plan is exercisable for a period not to exceed ten years from the date of grant (or, with respect to incentive stock options, five years in the case of a holder of more than 10% of the total combined power of all classes of stock of the Company or of a subsidiary or parent of the Company) and shall lapse upon expiration of such period, or earlier after a designated period of time following termination of the recipient's employment with the Company, or as determined by the Board of Directors.

     If the Shareholders approve the adoption of the 2001 Option Plan, then no additional shares will be issued under the 1994 Employee Plan. The options already issued under the 1994 Employee Plan will remain in effect until exercised or cancelled.

     Description of Non-Employee Director Plan. In 1994, the Company approved the Amended and Restated 1994 Directors Stock Option Plan (the "Directors Plan"). The purposes of the Directors Plan are to enhance the Company's ability to attract and retain the services of experienced and knowledgeable non-employee directors and to encourage such directors to acquire an increased proprietary interest in the Company. Stock options may be granted under the Directors Plan to any director who is not an employee of the Company or a parent or subsidiary. The Directors Plan is administered by the Board of Directors or by a Compensation Committee, in whole or in part, as delegated by the Board. The Board of Directors has the authority to determine exercise prices applicable to the options, the number of shares of Common Stock subject to each option, and the extent to which options may be exercisable. Options granted under the Directors Plan generally vest over three years. No option is transferable by the optionee other than by will or the laws of descent and distribution or as a bona fide gift and each option is exercisable during the lifetime of the optionee only by such optionee or donee.

     Options granted under the Directors Plan are non-qualified stock options and may be granted at the exercise price established by the Board of Directors, which may be less than the fair market value of the Company stock on the date of grant.

     Each option granted under the Directors Plan is exercisable for a period not to exceed ten years from the date of grant and shall lapse upon the earlier of the expiration of such period or 30 days after termination of the recipient's service as a member of the Board of Directors.

     If the Shareholders approve the adoption of the 2001 Option Plan, then no additional shares will be issued under the Directors Plan. The options already issued under the Directors Plan will remain in effect until exercised or cancelled.


Employment Contracts and Termination and Change-in-Control Arrangements

     On February 16, 1998, the Company entered into an employment agreement with Mr. Bacon who serves as the President and Chief Executive Officer of the Company. The employment agreement provides for a base salary of $285,000 per annum. Pursuant to the agreement, Mr. Bacon was granted stock options pursuant to the Company's 1994 Employee Plan for 500,000 shares, vesting ratably over a three year period at the exercise price per share of the Company's Common Stock equal to the closing price of the Company's Common Stock traded on the Oslo Stock Exchange as of the date of the agreement. In addition, pursuant to the agreement, Mr. Bacon was granted options for a number of shares vesting upon the first to occur of the closing of a public sale of Common Stock by the Company under certain circumstances (the "Offering Closing Date"), a Change in Control (as defined in the agreement), or completion of seven years of continuous service following the date of the agreement. Pursuant to the agreement, Mr.

Bacon was also granted options to purchase an additional number of shares vesting upon the first to occur of either 180 days after the Offering Closing Date, or after completion of seven years of continuous service following the date of the agreement. The agreement further provides that Mr. Bacon is entitled to receive a cash bonus on the first to occur of either the Offering Closing Date or a Change in Control. The term of the employment agreement is three years. If the Company terminates Mr. Bacon's employment without cause, the Company would be required to continue to pay Mr. Bacon an amount equal to his monthly salary at the then current rate for a period of 18 months.

     In May 1994, the Company entered into an employment agreement of an indefinite term with Dr. Sloan, who serves as an executive officer of the Company. Under the terms of the employment agreement, if the Company terminates the employment of Dr. Sloan for any reason, other than for cause, the Company will be required to continue the payment of his base salary for a period of two years from the date of termination.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors of the Company has established the Compensation Committee of the Board to assist the Board in its administration of the Company's compensation programs. The Committee is comprised of two directors:
John R. Festa and Asmund R. Slogedal. The Committee is responsible for: (i) recommending the most effective total executive compensation strategy based upon the business needs of the Company and consistent with shareholders' interests;
(ii) monitoring corporate performance and its relationship to compensation of executive officers; and (iii) making appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy

     The policies of the Board and the Committee with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential. To emphasize sustained performance of the Company's executive officers, the Board has considered ways to align executive compensation with the creation of shareholder value. The Board's policies are implemented using a mix of the following key elements:

     1. The Company pays base salaries that are generally competitive with other leading software companies with which the Company competes for talent. To ensure that its salaries are sufficient to attract and retain highly qualified executives and other key employees, the Company regularly compares its salaries with those of its competitors and sets salary parameters based on this review;

     2. The Company pays cash bonuses based on the achievement of financial and operating goals and high levels of performance; and

     3. The Company provides significant equity-based incentives pursuant to the Company's 1994 Amended and Restated Stock Option Plan and 1994 Directors Stock Plan to ensure that the Company's executive officers, directors and key employees are motivated to achieve the Company's long-term goals.


Base Salary

     The Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other leading software companies with which the Company competes for personnel. Base salary represents the fixed component of the executive compensation program. Base salary levels are established based on an annual review of executive salary levels at similar software companies and on the basis of individual performance. Periodic increases in base salary are the result of individual contributions evaluated against established annual long-term performance objectives and an annual salary survey of comparable companies in the Company's industry. Base salaries for some of the Company's executives were increased during 2000 and the Company believes they are competitive with comparable companies.

Cash Bonuses

     Cash bonus awards are another component of the Company's compensation program and are designed to reward the Company's executives and other senior managers for assisting the Company in achieving its operational goals through exemplary individual performance. Bonuses, if any, are both linked to the achievement of specified individual and corporate goals as well as a review of personal performance that is determined at the discretion of the Board or the Committee.

Equity Compensation

     The Company's 1994 Employee Plan and 2001 Option Plan have been established to provide all employees including executive officers of the Company with an opportunity to share, along with the shareholders of the Company, in the long-term performance of the Company. The Committee strongly believes that a primary goal of the compensation program should be to provide key employees who have significant responsibility for the management, growth, and future success of the Company with an opportunity to increase their ownership of the Company and potentially gain financially from increases in the price of the Company's Common Stock. The interests of shareholders, executives, and employees should thereby be closely aligned. The exercise price of incentive stock options granted under the 1994 Employee Plan and 2001 Option Plan must be at least equal to fair market value at the date of grant, whereas non-qualified stock options granted under these plans may be at an exercise price less than the fair market value of the Common Stock on the date of the grant. The options generally vest over a period of three years and expire not more than ten years from the date of grant.

Chief Executive Officer Compensation

     The Committee uses the procedures described above in recommending the annual salary, bonus, and stock option awards for the Company's Chief Executive Officer. John C. Bacon was elected as the Company's Chief Executive Officer effective February 16, 1998. Pursuant to Mr. Bacon's employment agreement with the Company, he received $285,000 in annual base salary in 2000. In addition, Mr. Bacon is entitled to receive a cash bonus of $500,000 on the first to occur of either the Offering Closing Date or a Change in Control (as defined in and described in the foregoing description of Mr. Bacon's Employment Agreement under the section "Employment Contracts and Termination and Change-in-Control Arrangements"). The Committee believes that Mr. Bacon's 2000 compensation package is appropriate and consistent with his performance during 2000, as well as within the range of comparable companies.

     Under the Company's executive compensation program, the total compensation mix for senior executives emphasizes long-term rewards in the form of stock options. See "Executive Compensation -- Option Grants in Last Fiscal Year" and "Employment Contracts and Termination and Change-in-Control Arrangements" elsewhere herein for information concerning options granted to the Company's executive officers during 2000.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" with the meaning of the Code. The Committee has determined to satisfy the requirements for "performance-based compensation" with respect to compensation awarded to its Named Executive Officers whenever possible and to the extent then practicable.

                         REPORT OF THE AUDIT COMMITTEE

     This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

  The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. The Audit Committee currently consists of Messrs. Festa, Sloan, and Mikalsen. The Oslo Stock Exchange, on which the Company's Common Stock is traded, has no specific audit committee requirements. Mr. Mikalsen is the only member of the Audit Committee who meets the independence requirements of Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. Mr. Festa is a former employee and Dr. Sloan is a current employee. During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Committee, which was approved by both the Audit Committee and the full Board on December 13, 2000. The complete text of the new charter is attached as an appendix to this Proxy Statement.

     In overseeing the preparation of the Company's financial statements, the Audit Committee met with both management and the Company's independent auditors to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent auditors. The Committee's review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     With respect to the Company's independent auditors, the Audit Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                    Audit Committee
                                         John R. Festa
                                         Terje Mikalsen
                                         Alan D. Sloan

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2000, the Company entered into loan agreements with two shareholders of the Company, one of which is controlled by a member of the Company's Board of Directors, under which the Company borrowed a total of $4,500,000 for a term of four years. The terms of the loan call for the Company to pay interest at the rate of prime plus 1%. Principal payments begin June 2001 and are to be paid in quarterly installments through 2004. In the event that the Company successfully completes a private placement or public offering of common stock greater than $2,000,000, then the lenders shall convert the outstanding balance of the loans into shares of common stock at a discount of 25% from the offering price.

                            STOCK PRICE PERFORMANCE

    Set forth below is a line graph indicating the stock price performance of the Company's common stock for the period beginning June 23, 1998 (when the Company's common stock became registered under Section 12 of the Securities and Exchange Act of 1934, as amended) through December 31, 2000. In past years, the stock price performance chart contained in the Company's proxy statement has included a comparison of the stock performance of the Company's common stock with the Oslo Stock Exchange's Small Business Index and the Oslo Stock Exchange's Information Technology Index. In 2000, the Oslo Stock Exchange developed a new index, the Oslo Stock Exchange Software & Services Index of which the Company is a part and which the Company feels closely reflects its business. As a result, the Company has added this index to its Stock Performance Chart. The graph assumes that $1.00 was invested at the beginning of the period and has been adjusted for any dividends distributed after June 23,1998. No cash dividends have been paid by the Company during this period.


                                MediaBin, Inc.
                                Proxy Statement
                         Stock Performance Chart Data

                                  OSE          OSE
                  OSE Small   Information    Software
                  Business    Technology    & Services    MediaBin
                  ---------   -----------   ----------    --------

06/23/98            1.00         1.00          1.00         1.00
09/30/98            0.67         0.69          0.63         0.28
12/31/98            0.59         0.76          0.71         0.18
03/31/99            0.69         0.89          0.73         0.29
06/30/99            0.73         0.98          0.77         0.28
09/30/99            0.76         0.98          0.80         0.21
12/31/99            1.52         1.66          1.14         0.29
03/31/00            1.99         1.92          1.47         0.72
06/30/00            1.93         1.63          1.09         0.66
09/30/00            2.15         1.84          1.08         0.76
12/31/00            1.84         1.16          0.78         0.41

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by the Company no later than Friday, December 20, 2001 in order to be included in the Proxy Statement and proxy relating to that Annual Meeting. Shareholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters which may come before the Company's shareholders at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     A copy of the 2000 Annual Report on Form 10-K, including financial statements, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to Investor Relations, MediaBin, Inc., 7 Piedmont Center Suite 600, Atlanta, Georgia 30305-1530.


                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /s/ John C. Bacon
                                 John C. Bacon
                                 President and Chief Executive Officer

                                 April 18, 2001

                                                                       EXHIBIT A

                                MEDIABIN, INC.
                        CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     Organization

     This charter governs the operations of MediaBin, Inc. audit committee. The Audit Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, at least two of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the Committee,] and at least one member shall have accounting or related financial management expertise.

     Statement of Policy

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

     Responsibilities and Processes

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee shall take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

  . The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

  . The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

  . The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

  . The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                                                                       EXHIBIT B
                                MEDIABIN, INC.
                            2001 Stock Option Plan

                                  Section 1.
                                    Purpose

     The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase Shares to Eligible Recipients in order to attract and retain Eligible Recipients by providing an incentive to work to increase the value of Shares and a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders. The Plan provides for the grant of Incentive Stock Options and Non-Qualified Stock Options to aid the Company in obtaining these goals.


                                  Section 2.
                                  Definitions

     Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender.

     2.1   Board means the Board of Directors of the Company.

     2.2 Cause shall mean an act or acts by an employee involving (a) the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company, (b) the breach of any contract with the Company,
(c) the violation of any fiduciary obligation to the Company, (d) the unlawful trading in the securities of the Company or of another corporation based on information gained as a result of the performance of services for the Company,
(e) a felony conviction or the failure to contest prosecution of a felony, or
(f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, or other unlawful acts.

     2.3   Code means the Internal Revenue Code of 1986, as amended.

     2.4 Committee means any committee appointed by the Board to administer the Plan, as specified in Section 5 hereof. Any such committee shall be comprised entirely of Directors.

     2.5   Common Stock means the common stock of the Company.

     2.6 Company means MediaBin, Inc., a Georgia corporation, and any successor to such organization.

     2.7   Director means a member of the Board.

     2.8   Eligible Recipient means an Employee and/or a Key Person

     2.9   Employee means an employee of the Company, a Subsidiary, or a Parent.

     2.10  Exchange Act means the Securities Exchange Act of 1934, as amended.

     2.11  Exercise Price means the price which shall be paid to purchase one
(1) Share upon the exercise of an Option granted under this Plan.

     2.12 Fair Market Value of each Share on any date means the price determined below as of the close of business on such date (provided, however, if for any reason, the Fair Market Value per share cannot be ascertained or is unavailable for such date, the Fair Market Value per share shall be determined as of the nearest preceding date on which such Fair Market Value can be ascertained):

           (a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value per share shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

           (b) If the Common Stock is not listed on any established stock exchange or a national market system, its Fair Market Value per share shall be the average of the closing dealer "bid" and "ask" prices of a share of the Common Stock as reflected on the NASDAQ interdealer quotation system of the National Association of Securities Dealers, Inc. on the date of such determination; or

           (c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

     2.13 FLSA Exclusion means the provisions of Section 7(e) of the Fair Labor Standards Act of 1938 (the "FLSA") that exempt certain stock-based compensation from inclusion in overtime determinations under the FLSA.

     2.14 Insider means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

     2.15 ISO means an option granted under this Plan to purchase Shares which is intended by the Company to satisfy the requirements of Code (S)422 as an incentive stock option.

     2.16  Key Person means (1) a member of the Board who is not an Employee, or
(2) a consultant, distributor or other person who has rendered or committed to render valuable services to the Company, a Subsidiary or a Parent. Key Persons are not limited to individuals and, subject to the preceding definition, may include corporations, partnerships, associations, and other entities.

     2.17 NQSO means an option granted under this Plan to purchase Shares which is not intended by the Company to satisfy the requirements of Code (S)422.

     2.18  Option means an ISO or a NQSO.

     2.19 Outside Director means a Director who is not an Employee and who qualifies as (1) a "non-employee director" under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time, and (2) an "outside director" under Code
(S)162(m) and the regulations promulgated thereunder.

     2.20 Parent means any corporation which is a parent of the Company (within the meaning of Code (S)424(e)).

     2.21 Participant means an individual who receives a Stock Option hereunder.

     2.22 Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Code (S)162(m).

     2.23 Plan means the MediaBin, Inc. 2001 Stock Option Plan, as may be amended from time to time.

     2.24  Share means a share of the Common Stock of the Company.

     2.25  Stock Option means an ISO or a NQSO.

     2.26 Stock Option Certificate means an agreement between the Company and a Participant evidencing an award of a Stock Option.

     2.27 Subsidiary means any corporation which is a subsidiary of the Company (within the meaning of Code (S)424(f)).

     2.28 Ten Percent Shareholder means a person who owns (after taking into account the attribution rules of Code (S)424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of either the Company, a Subsidiary, or a Parent.


                                  Section 3.
                        Shares Subject to Stock Options

     The total number of Shares that may be issued pursuant to Stock Options under this Plan shall not exceed 774,492, plus all Shares which were reserved for issuance under the Iterated Systems, Inc. 1994 Amended and Restated Stock Option Plan (the "1994 Plan") and (1) which have not, as of the effective date of this Plan, been issued or (2) which are not, as of the effective date of this Plan, subject to outstanding options, or (3) which are, as of the effective date of this Plan, subject to outstanding options but which subsequently, through cancellation or expiration of such options or otherwise, would again become available for issuance under the 1994 Plan, all as adjusted pursuant to Section
10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to a Stock Option which remain after the cancellation, expiration or exchange of such Stock Option thereafter shall again become available for use under this Plan. Notwithstanding anything herein to the contrary, no Participant may be granted Options covering an aggregate number of Shares in excess of 1,000,000 in any calendar year.


                                  Section 4.
                                Effective Date

     The effective date of this Plan, as documented hereby, shall be the date it is adopted by the Board, as noted in resolutions effectuating such adoption, provided the shareholders of the Company approve this Plan within twelve (12) months after such effective date. If such effective date comes before such shareholder approval, any Stock Options granted under this Plan before the date of such approval automatically shall be granted subject to such approval.


                                  Section 5.
                                Administration

     5.1 General Administration. This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board's actions shall be binding on the Company, on each affected Eligible Recipient, and on each other person directly or indirectly affected by such actions.

     5.2 Authority of the Board. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Eligible Recipients who shall participate in the Plan, to determine the sizes and types of Stock Options in a manner consistent with the Plan, to determine the terms and conditions of Stock Options in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan's administration, and to amend the terms and conditions of any outstanding Stock Options as allowed under the Plan and such Stock Options. Further, the Board may make all other determinations which may be necessary or advisable for the administration of the Plan.

     5.3 Delegation of Authority. The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than one (1) director. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee where the Board has delegated its authority to the Committee, and any action by the Committee pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee at any time, in whole or in part. With respect to Committee appointments and composition, only a Committee (or a sub-committee thereof) comprised solely of two (2) or more Outside Directors may grant Stock Options which will meet the Performance-Based Exception, and only a Committee comprised solely of Outside Directors may grant Stock Options to Insiders that will be exempt from Section 16(b) of the Exchange Act.

     5.4 Decisions Binding. All determinations and decisions made by the Board (or its delegate) pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Eligible Recipients, Participants, and their estates and beneficiaries.

     5.5 Indemnification for Decisions. No member of the Board of the Committee (or a sub-committee thereof) shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee (or a sub-committee thereof) shall constitute service as a director of the Company so that the members of the Committee (or a sub-committee thereof) shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its bylaws and applicable law. In addition, the members of the Board, Committee (or a sub-committee thereof) shall be indemnified by the Company against (a) the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Stock Option granted hereunder, and
(b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such individual is liable for gross negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.


                                  Section 6.
                                  Eligibility

     Eligible Recipients selected by the Board shall be eligible for the grant of Stock Options under this Plan, but no Eligible Recipient shall have the right to be granted a Stock Option under this Plan merely as a result of his or her status as an Eligible Recipient. Only Employees shall be eligible to receive a grant of ISO's.


                                   Section 7
                            Terms of Stock Options

     7.1  Terms and Conditions of All Stock Options.

          (a) Grants of Stock Options. The Board, in its absolute discretion, shall grant Stock Options under this Plan from time to time and shall have the right to grant new Stock Options in exchange for outstanding Stock Options. Stock Options shall be granted to Eligible Recipients selected by the Board, and the Board shall be under no obligation whatsoever to grant Stock Options to all Eligible Recipients, or to grant all Stock Options subject to the same terms and conditions.

          (b) Shares Subject to Stock Options. The number of Shares as to which a Stock Option shall be granted shall be determined by the Board in its sole discretion, subject to the provisions of Section 3 as to the total number of shares available for grants under the Plan.

          (c) Stock Option Certificates. Each Stock Option shall be evidenced by a Stock Option Certificate executed by the Company and the Participant, which shall be in such form and contain such terms and conditions as the Board in its discretion may, subject to the provisions of the Plan, from time to time determine.

          (d) Date of Grant. The date a Stock Option is granted shall be the date on which the Board (1) has approved the terms and conditions of the Stock Option Certificate, (2) has determined the recipient of the Stock Option and the number of Shares covered by the Stock Option, and (3) has taken all such other action necessary to complete the grant of the Stock Option.

     7.2  Terms and Conditions of Options.

          (a) Necessity of Stock Option Certificates. Each grant of an Option shall be evidenced by a Stock Option Certificate which shall specify whether the Option is an ISO or NQSO, and incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option which first become exercisable during any calendar year. The Board and/or the Company shall have complete discretion to modify the terms and provisions of an Option in accordance with Section 11 of this Plan even though such modification may change the Option from an ISO to a NQSO.

          (b) Determining Optionees. In determining Eligible Recipient(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Board may take into account the recommendations of the Chief Executive Officer of the Company and its other officers, the duties of the Eligible Recipient, the present and potential contributions of the Eligible Recipient to the success of the Company, the anticipated number of years of service remaining before the attainment by the Eligible Recipient of retirement age, and other factors deemed relevant by the Board, in its sole discretion, in connection with accomplishing the purpose of this Plan. An Eligible Recipient who has been granted an Option to purchase Shares, whether under this Plan or otherwise, may be granted one or more additional Options. If the Board grants an ISO and a NQSO to an Eligible Recipient on the same date, the right of the Eligible Recipient to exercise one such Option shall not be conditioned on his or her failure to exercise the other such Option.

          (c) Exercise Price. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price shall be as set forth in the applicable Stock Option Certificate. With respect to each grant of an ISO to a Participant who is not a Ten Percent Shareholder, the Exercise Price shall not be less than the Fair Market Value on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Shareholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the ISO is granted. If a Stock Option is a NQSO, the Exercise Price for each Share shall be no less than the minimum price required by applicable state law, or by the Company's governing instrument, whichever price is greater. Any Stock Option intended to meet the Performance-Based Exception must be granted with an Exercise Price equivalent to or greater than the Fair Market Value of the Shares subject thereto. Any Stock Option intended to meet the FLSA Exclusion must be granted with an Exercise Price equivalent to or greater than eighty-five percent (85%) of the Fair Market Value of the Shares subject thereto on the date granted.

          (d) Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Option Certificate, but no Stock Option Certificate shall:

              (i) make an Option exercisable before the date such Option is granted; or

              (ii) make an Option exercisable after the earlier of:

                   (A) the date such Option is exercised in full, or

                   (B) the date which is the tenth (10th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a non-Ten Percent Shareholder, or the date which is the fifth

(5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder. A Stock Option Certificate may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability. The Employee's rights, if any, upon termination of employment will be set forth in the applicable Stock Option Certificate.

          (e) Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, unless the Stock Option Certificate provides otherwise, by delivery to the Company of a number of Shares which have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., "mature shares" for accounting purposes) having an aggregate Fair Market Value equal to the amount to be tendered, or a combination thereof. In addition, unless the Stock Option Certificate provides otherwise, the Option may be exercised through a brokerage transaction following registration of the Company's equity securities under Section 12 of the Securities Exchange Act of 1934 as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board. However, notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Option Certificate provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided in subparagraph (f) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder. Notwithstanding the above, and in the sole discretion of the Board, an Option may be exercised as to a portion or all (as determined by the Board) of the number of Shares specified in the Stock Option Certificate by delivery to the Company of a promissory note, such promissory note to be executed by the Participant and which shall include, with such other terms and conditions as the Board shall determine, provisions in a form approved by the Board under which:
(i) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (which shall not be less than the prime bank loan rate as determined by the Board) as the Board shall approve, and (ii) the Participant shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest. Other methods of payment may also be used if approved by the Board in its sole and absolute discretion and provided for under the Stock Option Certificate.

          (f) Conditions to Exercise of an Option. Each Option granted under the Plan shall vest and shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Stock Option Certificate; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may vest or be exercised in whole or in part. Notwithstanding the foregoing, an Option intended to meet the FLSA Exclusion shall not be exercisable for at least six
(6) months following the date it is granted, except by reason of death, disability, retirement, a change in corporate ownership or other circumstances permitted under regulations promulgated under the FLSA Exclusion. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

          (g) Transferability of Options. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Option, such Option may be exercised by such Participant's legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant who shall be able to exercise the Option if the Participant is incapacitated shall be determined by the Board in its sole and absolute discretion. Notwithstanding the foregoing, except as otherwise provided in the Stock Option Certificate, a NQSO may also be transferred as a bona fide gift (i) to his spouse or lineal descendant or lineal ascendant, (ii) to a trust for the benefit of one or more individuals described in clause (i) and no other persons, or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of the Plan, the Stock Option Certificate and other agreements between the Company and the Participant in connection with the exercise of the Option and purchase of Shares. In the event of such a gift, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Stock Option Certificate, and other agreements between the Company and the Participant.

          (h) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section, any Option in substitution for a stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Code (S)424(a) is applicable, may provide for an exercise price computed in accordance with Code (S)424(a) and the regulations thereunder and may contain such other terms and conditions as the Board may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued stock option being replaced thereby.

          (i) ISO Tax Treatment Requirements. With respect to any Option which purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of stock with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000.00), such Option shall not be treated as an ISO in accordance with Code (S)422(d). The rule of the preceding sentence is applied in the order in which Options are granted. Also, with respect to any Option which purports to be an ISO, such Option shall not be treated as an ISO if the Participant disposes of shares acquired thereunder within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option, or if the Participant has not meet the requirements of Code (S)422(a)(2).


                                  Section 8.
                             Securities Regulation

     Each Stock Option Certificate may provide that, upon the receipt of Shares as a result of the exercise of a Stock Option or otherwise, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Option Certificate may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act"), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise of a Stock Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.


                                  Section 9.
                                 Life of Plan

     No Stock Option shall be granted under this Plan on or after the earlier of:

          (a) the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Stock Options have been exercised in full or no longer are exercisable, or

          (b) the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Stock Options granted under this Plan) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.


                                  Section 10.
                                  Adjustment

     Notwithstanding anything in Section 11 to the contrary, the number of Shares reserved under Section 3 of this Plan, the limit on the number of Shares which may be granted during a calendar year to any individual under Section 3 of this Plan, the number of Shares subject to Stock Options granted under this Plan, and the Exercise Price of any Options, shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Code (S)424(a)) the number of Shares reserved under Section 3, and the number of Shares subject to Stock Options granted under this Plan, and the Exercise Price of any Options in the event of any corporate transaction described in Code (S)424(a) which provides for the substitution or assumption of such Stock Options. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Options granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.


                                  Section 11.
                           Amendment or Termination

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company (a) to increase the number of Shares reserved under Section 3, except as set forth in
Section 10, (b) to extend the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) to decrease the minimum Exercise Price under Section 7, or (d) to change the designation of Eligible Recipients eligible for Stock Options under Section 6. The Board also may suspend the granting of Stock Options under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Stock Option after it has been granted if (I) the modification, amendment or cancellation does not diminish the rights or benefits of the Stock Option recipient under the Stock Option, (II) the Participant consents in writing to such modification, amendment or cancellation, (III) there is a dissolution or liquidation of the Company, (IV) this Plan and/or the Stock Option Certificate expressly provides for such modification, amendment or cancellation, or (V) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law.


                                  Section 12.
                                 Miscellaneous

     12.1 Shareholder Rights. No Participant shall have any rights as a shareholder of the Company as a result of the grant of a Stock Option to him or to her under this Plan or his or her exercise of such Stock Option pending the actual delivery of Shares subject to such Stock Option to such Participant.

     12.2 No Guarantee of Continued Relationship. The grant of a Stock Option to a Participant under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Option Certificate which evidences his or her Stock Option.

     12.3 Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the fulfillment of any Stock Option, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to a Stock Option Award. Whenever Shares are to be issued to a Participant upon exercise of an Option, the Company shall have the right to require the Participant to remit to the Company, as a condition of exercise of the Option, an amount in cash (or, unless the Stock Option Certificate provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Option Certificate provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of a Stock Option. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

     12.4 Notification of Disqualifying Dispositions of ISO Options. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option which is an ISO on or before the later of (1) the date two (2) years after the date of grant of such Option, or (2) the date one (1) year after the exercise of such Option, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he shall include the compensation from such early disposition in his gross income for federal tax purposes. Participant also acknowledges that the Company may condition the exercise of any Option which is an ISO on the Participant's express written agreement with these provisions of this Plan.

     12.5 Transfer. The transfer of an Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.

     12.6 Construction. This Plan shall be construed under the laws of the State of Georgia.

                                    [LOGO]
                                 Media Bin(TM)


                                MediaBin, Inc.


                                     PROXY

         Please sign and return this Proxy even if you intend to attend the meeting.

     The undersigned, a shareholder of MediaBin, Inc. (the "Company"), who holds the shares set out beside his or her name, does hereby appoint John C. Bacon and Haines H. Hargrett as proxies, or either of them, to vote all of the shares held of record by the undersigned at a meeting of the Company's shareholders on May 9, 2001, at 3:00 p.m. local time, in the fourth floor conference room at Ruselokkvn 26, Oslo, Norway, and at any adjournment thereof with respect to all matters which properly come before the meeting.

This Proxy may be revoked by attending the meeting and retrieving it. If no direction is given, the shares represented by this Proxy will be voted in favor of the recommendations of the Board of Directors.

           (Continued and to be dated and signed on the other side.)

                                                                                                     MediaBin, Inc.
A  [X]   Please mark your
         votes as in this
         example.
                                       FOR all
                                      nominees
                                      listed at      WITHHOLD
                                        right       AUTHORITY
                                      (except as   to vote for
                                      marked to       all
                                         the         nominees
                                     contrary at    listed at
                                       right)        right
1. ELECTION                             [_]           [_]          Nominees:
   OF DIRECTORS:                                                   John C. Bacon
                                                                   John R. Festa
   To elect the five nominees                                      Terje Mikalsen
   listed at right for Director                                    Alan D. Sloan
   for a term of one year.                                         Asmund R. Slogedal

(INSTRUCTION: To withhold
authority to vote for any
individual nominee, strike a line
through the nominee's name in the
list at right.)
                                           FOR         AGAINST      ABSTAIN
2. ADOPTION OF MEDIABIN 2001
   STOCK OPTION PLAN: To ratify            [_]           [_]          [_]
   and approve the adoption of
   the MediaBin 2001 Stock Option
   Plan.
                                           FOR         AGAINST      ABSTAIN
3. SELECTION OF ACCOUNTANTS: To
   ratify the appointment of               [_]           [_]          [_]
   Ernst & Young LLP as the
   Company's independent auditors
   for the fiscal year ended
   December 31, 2001.

4.  OTHER BUSINESS: and, in their          FOR         AGAINST      ABSTAIN
discretion, upon any other matters that
may presently come before the meeting      [_]           [_]          [_]
or any adjournments thereof.

  THIS PROXY WHEN PROPERLY EXECUTED
WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDERS.
IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR ELECTION OF ALL FIVE
NOMINEES LISTED UNDER "ELECTION OF
DIRECTORS," FOR ADOPTION OF THE 2001
STOCK OPTION PLAN, AND FOR RATIFICATION
OF THE SELECTION OF ACCOUNTANTS.


  PLEASE DATE, SIGN, AND RETURN THIS
PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

  Receipt of the Notice of Annual
Meeting and of the Proxy Statement and
Annual Report of the Company
accompanying the same is hereby
acknowledged.


No. of Shares Owned ____________________

Signature of Stockholder _________________________________________________   Print Name __________________________________________
Date   _____________________, 2001

NOTE: Your signature should appear the same as your name appears herein. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.